Exhibit 10.5

                Letter of Intent with OREX Gold Mines Corporation

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                           OREX GOLD MINES CORPORATION
                            2121 Ponce de Leon Blvd.
                                    Suite 510
                             Coral Gables, FL 33134


October 22, 1999

The Board of Directors
Golden River Resources, Inc.
1300 East College Way
Mount Vernon, WA  98273

Attn:  Bruce Manery

To the Board of Directors:

         OREX Gold Mines Corporation's ("OREX") has licensed a novel technology for the commercial extraction of gold from mines and ore concentrates. Golden River Resources, Inc. ("GOLDEN") has several gold claims/properties situated in the State of Durango, Mexico. GOLDEN wishes to utilize OREX's method for processing gold ores. OREX wishes to collaborate fully with Golden in the extraction of gold from its claims/properties.

         This letter will confirm the mutual present intentions of GOLDEN and OREX whereby they will:

         1. DEFINITIVE AGREEMENT. Promptly following the execution of this letter, the parties shall use their best efforts to negotiate and enter into a definitive agreement (the "Definitive Agreement") with respect to the contemplated Joint Venture Agreement. The terms of this letter and consummation of the transactions contemplated hereby shall further be subject to the negotiation, execution, and delivery of the Definitive Agreement and the approval thereof by the Boards of Directors of OREX and GOLDEN on or before January 1, 2000.

         2. DUE DILIGENCE. The terms of this letter and the consummation of transactions contemplated herein shall be subject to the completion by OREX and GOLDEN, their affiliates and legal/accounting advisors, of a due diligence review on or before January 1, 2000 of that information about OREX, its licensed technology, and GOLDEN, its claims/properties, that each party deems appropriate. Such due diligence investigation shall be completed no later than 5 days before execution of the Definitive Agreement.



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         3.    BEST  EFFORTS  CLOSING.  The parties  hereto shall use their best efforts to complete the Definitive Agreement no later than January 1, 2000.

         4. NON-BINDING LETTER. Except for the provisions of the "Best Efforts Closing" paragraph of this letter, which constitutes a binding obligation, this letter is intended solely as a statement of the present intentions of the parties and is not to be considered a complete integration of any agreements or to create any binding obligations.

         If the foregoing correctly sets forth the understanding of GOLDEN, please sign, date and return to the undersigned the enclosed duplicate of this letter.

                                              Very truly yours,

                                              OREX Gold Mines Corporation



                                              By:  /S/ WARREN HEMEDINGER
                                                 Warren Hemedinger, President

Agreed and accepted this 25th day of October, 1999.

Golden River Resources, Inc.


By:  /S/  BRUCE MANERY

Title:   VP INVESTOR RELATIONS




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